UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 12, 2007

                                DUNE ENERGY, INC.

             (Exact Name of Registrant as Specified in its Charter)

         Delaware                  0-27897                  95-4737507
         --------                  -------                  ----------
         State of                 Commission               IRS Employer
         Incorporation            File Number              I.D. Number

              3050 Post Oak Blvd., Suite 695, Houston, Texas 77056
              ----------------------------------------------------
                     Address of principal executive offices

                  Registrant's telephone number: (713) 888-0895


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

      On April 16, 2007, Dune Energy, Inc., a Delaware corporation ("we" or the "Company"), entered into a Stock Purchase and Sale Agreement (the "Stock Purchase Agreement") with Goldking Energy Holdings, L.P. ("Shareholder"), dated effective April 13, 2007. Reference is made to the Stock Purchase Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference, and the summary of the Stock Purchase Agreement in this Form 8-K is qualified in its entirety by reference thereto.

      Pursuant to the Stock Purchase Agreement, at the Closing as defined below, and subject to the satisfaction of various terms and conditions, we shall purchase from the Shareholder all of the issued and outstanding shares of common stock of Goldking Energy Corporation ("GEC"), a Delaware corporation (the "GEC Common Stock"). GEC and its wholly-owned subsidiary, Goldking Operating Company, a Texas corporation (the "Subsidiary"), own interests in a number of significant oil and gas fields located in South Louisiana and along the Texas Gulf Coast, including working and other interests in oil and gas leases, wells, and properties, together with rights under related operating, marketing, and service contracts and agreements, seismic exploration licenses and rights, and personal property, equipment, and facilities (collectively, the "Assets").

      The closing of the purchase of the GEC Common Stock (the "Closing") is scheduled to occur on or before May 28, 2007, unless extended by the Company, at its option, until June 12, 2007 (the "Closing Date"). The transfer of ownership of the GEC Common Stock will be effective as of the Closing Date.

      The purchase price we agreed to pay for the GEC Common Stock at the Closing is $320,500,000 (the "Purchase Price"), payable as follows: (a) $302,500,000 in cash (the "Cash Portion"), subject to adjustment as discussed below, and (b) 10,055,866 shares of the Company's common stock, par value $0.001 per share (the "Consideration Shares"), representing shares having a value of $18,000,000 based on the closing price for the Company's common stock on the American Stock Exchange on April 13, 2007.

      Upon the execution of the Stock Purchase Agreement, we paid a performance deposit of $15,000,000 to the Shareholder (the "Earnest Money"), which will be credited against the Cash Portion paid at the Closing. If, however, the Shareholder terminates the Stock Purchase Agreement prior to the Closing due to our failure to perform or satisfy certain pre-Closing conditions, including obtaining financing for the transaction, the Shareholder will be entitled to retain the Earnest Money, and we will be obligated to pay any interest accrued on the Purchase Price if we elect to extend the Closing Date beyond May 28, 2007, as discussed below. If we terminate the Stock Purchase Agreement following the Shareholder's failure to perform or satisfy certain pre-Closing conditions, we will be entitled to the return of the Earnest money and to pursue arbitration proceedings against the Shareholder to recover damages not to exceed $20,000,000.

      If we elect to extend the Closing Date beyond May 28, 2007 (but in no event later than June 12, 2007), interest will accrue on the Purchase Price at the rate of 10% per annum during the period from May 29, 2007, until the Closing occurs, and the Cash Portion will be increased by the amount of the accrued interest. The Cash Portion will also be increased by the amount of certain payments to GEC or the Subsidiary by EnerVest Energy, LP., if made before the Closing. If the payment from EnerVest Energy, L.P., is not received until after the Closing, we will pass through this payment to the Shareholder upon receipt.

      The Stock Purchase Agreement provides that we will assume no long-term debt of GEC or the Subsidiary and that all such long-term debt will be paid and discharged by the Shareholder at the Closing. GEC or the Subsidiary may incur additional long-term debt under its existing bank credit agreements between the date of the Stock Purchase Agreement and the Closing Date, and the Cash Portion will be increased by the amount of all incremental long-term debt thus incurred. Any such increase in the Cash Portion will be used by the Shareholder to pay and discharge all such incremental long-term debt at the Closing.

      Prior to the Closing, we will have the right to conduct title and environmental due diligence on the Assets and to assert title defects and environmental defects if the value of each such defect exceeds, individually, $100,000. The Cash Portion will be reduced with respect to uncured title defects and unremedied environmental defects if, and only to the extent that, the aggregate values of the uncured title defects and unlimited environmental defects, as of the Closing Date, exceed $5,000,000. The Shareholder may terminate the Stock Purchase Agreement if we identify title defects and environmental defects that, without regard to either the foregoing individual or aggregate dollar thresholds, would result in reductions to the Cash Portion in excess of $32,050,000. Similarly, we may terminate the Stock Purchase Agreement if the unsatisfied title defects and unremedied environmental defects agreed upon by the Shareholder and the Company or determined by arbitration would result in adjustments to the Cash Portion, without regard to either the individual or aggregate dollar thresholds referenced above, in excess of $32,050,000.

      The Consideration Shares will not be registered under state or federal securities laws on the Closing Date. At the Closing, we will enter into a Registration Rights Agreement with the Shareholder, in the form attached as
Exhibit 99.2 hereto, pursuant to which we will agree to file a registration statement covering the Consideration Shares for resale within 90 days from the Closing Date, and to cause such registration statement to become effective within 180 days following the Closing Date. Upon the occurrence of certain Registration Events as defined in the Registration Rights Agreement, we will be obligated to pay to the Shareholder, certain penalties in either cash or in additional shares of our Common Stock, at our election.

      If there occurs a casualty loss prior to the Closing, GEC or the Subsidiary will use commercially reasonable efforts to repair the casualty and will file all relevant insurance claims, and pursue all available actions against third parties.

      We have the right to offer employment to all employees of GEC and the Subsidiary. Neither the Shareholder nor its general partner will compete with us to retain any employees of GEC or the Subsidiary to whom we offer employment. Neither the Shareholder nor its general partner will, prior to December 31, 2007, compete with us to rehire any employee of GEC or the Subsidiary employed by us.

      In addition, for a period ending on December 31, 2007, neither the Shareholder nor its general partner will compete with us, GEC, or the Subsidiary for the acquisition of oil and gas leases within one (1) mile of the exterior boundaries of any of the oil and gas properties included in the Assets of GEC or the Subsidiary on the Closing Date.

      We intend to finance the Cash Portion of the Purchase Price through issuing a combination of debt and equity. There can be no assurances that we will be successful in our efforts to procure such financing. If we fail to obtain the financing necessary to enable us to purchase the GEC Common Stock by June 12, 2007, Shareholder will be entitled to terminate the Stock Purchase Agreement and retain the Earnest Money, and we will be obligated to pay the Shareholder any interest accrued on the Purchase Price as the result of our election to extend the Closing Date beyond May 28, 2007, as discussed above.

Item 2.03 Creation of a Direct Financial Obligation

      On April 13, 2007, we further amended and restated our Amended and Restated Credit Agreement with D.B Zwirn Special Opportunities Fund, L.P., as administrative agent, and the lenders described therein and party thereto, dated as of September 26, 2006 (the "Original Amended Credit Agreement").

      The Original Amended Credit Agreement was further amended and restated pursuant to the terms and conditions of an Amended and Restated Credit Agreement (the "Amended Credit Agreement"), dated effective as of April 13, 2007, among the Company, Jefferies Funding LLC, as administrative agent, and the lenders named therein and party thereto (the "Lenders"). Subject to numerous conditions precedent and covenants, the Amended Credit Agreement provides for a credit commitment of up to $65 million (the "Commitment"). Below is a summary of the material terms of the Amended Credit Agreement. For the complete terms of the Amended Credit Agreement, reference should be made to Exhibits 99.3 hereto. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to them in the Amended Credit Agreement.

      On April 16, 2007, the Lenders purchased the loans outstanding under the Original Amended Credit Agreement and advanced the remainder of the Commitment to us under the Amended Credit Agreement. Funds borrowed by us under the Commitment were used to (i) pay the $15 million Earnest Money deposit to the Shareholder pursuant to the Stock Purchase Agreement and (ii) fund certain fees and expenses incurred by us in connection with our entering into the Amended Credit Agreement and the proposed acquisition of the GEC Common Stock. The remaining borrowed funds will be utilized by us to carry out our intended plan of operations and for our working capital needs, subject to the terms of the Amended Credit Agreement.

      Subject to various prepayment requirements under the Amended Credit Agreement, loans made by the Lenders pursuant to the Amended Credit Agreement must be repaid on or before May 13, 2008. Under the Amended Credit Agreement, interest on all loans shall accrue at the Base Rate plus 5.75% until July 12, 2007, then at the Base Rate plus 6.25% from July 13, 2007 until October 10, 2007, then the Base Rate plus 6.75% from October 11, 2007 until January 8, 2008, and then the Base Rate plus 7.25% from January 9, 2008 until May 13, 2008. All Loans under the Amended Credit Agreement are secured by a security interest in, and first lien on, all of our assets.

      We have agreed to pay (i) Jefferies & Company, Inc. an "Arranger Fee" equal to 5% of all amounts committed to be loaned by the Lenders, and (ii) the Administrative Agent an "Administrative Fee" of $25,000 semi-annually on each October 1 and April 1 that the Amended Credit Agreement is in effect.

      We also further amended our Amended and Restated Term Loan Agreement (as amended and restated, the "Loan Agreement"), with our parent company, Itera Holdings BV ("Itera"), pursuant to the terms and conditions of the Lockup Letter and Agreement Regarding Subordinated Indebtedness, dated as of April 13, 2007 (the "Letter Agreement"). In accordance with the Letter Agreement, Itera agreed to a lock up of common stock of the Company, any other equity security of the Company and any security convertible into common stock owned or held by Itera for a period commencing on the date of the Letter Agreement and terminating upon repayment of the Company's indebtedness, obligations and liabilities under the Amended Credit Agreement (the "Senior Debt"), provided that if the Senior Debt is paid in full contemporaneously with the Closing, the lock up will continue until the date that is 90 days after Closing. In addition to the foregoing, pursuant to the Letter Agreement, the Company may not pay or make any cash payment of any kind, whether principal or interest, under the Loan Agreement until all of the Company's Senior Debt is paid in full, unless otherwise agreed to in writing by the Lenders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Election of New Directors:

      On April 16, 2007, immediately following the funding of the Commitment and delivery of the Earnest Money to the Shareholder, Raissa S. Frenkel, Igor Marchenko and Marshall Lynn Bass resigned from our board of directors, and the remaining board members held a meeting and appointed James A. Watt, Alan D. Bell and William Greenwood to fill the vacancies created as a result of the above resignations. In accordance with the Company's by-laws, each such individual shall serve as a director of the Company until the next annual meeting of the Company's stockholders or upon his earlier resignation or removal and until his successors have been duly elected and qualified.

      The following sets forth certain biographical information for each of the new directors:

      James A. Watt, age 57. Mr Watt also became our president and chief executive officer on April 17, 2007. From 1997 through 2006, Mr. Watt served as chairman and chief executive officer of Remington Oil and Gas Corp., which was acquired by Helix Energy Solutions Group, Inc. (NYSE: HLX) in June 2005. From 1993 through 1997, Mr. Watt served as vice president - exploration of Seagull E& P, Inc., and from 1991 to 1993, he served as vice president - exploration and exploitation of Nerco Oil and Gas. From August 2006 through March 2007, Mr. Watt serves as the chairman and chief executive officer of Maverick Oil & Gas, Inc. (OTC: MVOG.OB). Mr. Watt received a B. S. in Physics from Rensselaer Polytechnic Institute in 1971. Mr. Watt currently serves on the board of directors of Pacific Energy Resources Ltd. (TSE: PFE) and Helix Energy Solutions Group, Inc.

      Alan D. Bell, age 61. Prior to joining our board of directors, Mr. Bell worked in various capacities at Ernst & Young LLP from 1973 until his retirement in June 2006, at which time he was the director of Ernst & Young's Energy Practice in the Southwest United States. Mr. Bell worked in the Dallas office of Ernst & Young from 1973 to 1977 where he performed oil and gas company audits and again, from 1981 to 2006, where he continued his involvement in the energy industry. From 1977 to 1981, he worked in the Paris office of Ernst & Young on the post merger of client Elf Aquitaine from its two predecessor companies. Prior to joining Ernst & Young, Mr. Bell was a production engineer with Chevron Oil Company in the Gulf of Mexico from 1969 to 1972. He currently serves on the board of directors of Toreador Resources Corporation (NASDAQ: TRGL), where he serves as the chairman of the audit committee. Mr. Bell received a BS in Petroleum Engineering from the Colorado School of Mines in 1969 and received an MBA from Tulane University in 1973. He is a current member of the Board of Directors of the Dallas Petroleum Club and a member of the Society of Petroleum Engineers. Mr. Bell is also a member of the American Institute of Certified Public Accountants, Texas Society of Certified Public Accountants, Institute of Certified Management Accountants, Association of Insolvency Accountants and Association of Certified Fraud Examiners.

      William E. Greenwood, age 68. Since 1995, Mr. Greenwood has performed consulting work in the Transportation Industry and served on numerous nonprofit and corporate boards, including Ameritruck, Trancisco, Mark VII, Transport Dynamics, Inc. and Remington Oil and Gas. Prior to that he was chief operating officer and a director at Burlington Northern Railroad from 1990 to 1994. He has been a member of the business school advisory board at several universities and is currently a member at Marquette and TCU, where he has also served as an adjunct professor in 2004 and 2005. He graduated from Marquette University in 1960, with a bachelor of science degree in business.

      On April 16, 2007, the board reconstituted an audit committee consisting of Steven Barrenechea (an incumbent director and prior member of the audit committee), Alan Bell and William Greenwood. Mr. Bell has been selected as chairman of the audit committee. The board also established a compensation committee consisting of Richard Cohen (an incumbent director) and Messrs. Bell and Greenwood.

      As disclosed in our annual report on Form 10-KSB for the year ended December 31, 2006 filed with the Commission on April 2, 2007, independent directors are entitled to receive $5,000 per quarter for serving on the board and $1,000 per quarter for serving on a committee. Except as provided above, employee directors are not compensated in cash for their services as directors but are reimbursed for out of pocket expenses incurred in furtherance of our business.

Resignation and Appointment of New Officers:

      On April 17, 2007, we entered into four new employment agreements, copies of which are filed as Exhibits 99.4 through 99.7 hereto (collectively, the "Employment Agreements"), pursuant to which we: (a) engaged James A. Watt to serve as our president and chief executive officer, (b) engaged Frank A. Smith to serve as senior vice president and Chief Financial Officer and (c) extended and modified our employment arrangements with each of Alan Gaines and Amiel David. Under the new Employment Agreements, Mr. Gaines will continue to serve as our chairman and consented to no longer serve as chief executive officer, and Dr. David agreed to resign as president and chief operating officer and to serve as senior advisor to our board of directors. We also entered into restricted stock agreements (collectively, "Restricted Stock Agreements"), with each of the foregoing individuals, copies of which are filed as Exhibits 99.8 through 99.11 hereto. Pursuant to the Restricted Stock Agreements, we have agreed to issue up to an aggregate of 7,075,000 shares of our common stock to the four key employees mentioned above.

      The Employment Agreements provide for:

            o James A. Watt to serve as our president and chief executive officer, at an initial annual base salary of $500,000, which base salary shall increase $50,000 during each of the next two years of his employment;

            o Alan Gaines to serve as our chairman, at an initial annual base salary of $500,000, subject to increases of $50,000 during each of the next two years of his employment;

            o Frank T. Smith, Jr. to serve as senior vice president and our chief financial officer, at an initial annual base salary of $200,000, which base salary shall increase to $225,000 during the second year of his employment; and

            o Amiel David to serve as our senior advisor to our board of directors, at an initial annual base salary of $400,000, subject to increases of $50,000 during each of the next two years of his employment.

      Other than for Mr. Smith, the initial term of employment under the Employment Agreements is three (3) years, unless earlier terminated by us or executive officer by reason of disability, for cause, for "good reason," change of control or otherwise. In the event we do not close the acquisition of the GEC Common Stock on or prior to June 30, 2007, the initial term of Mr. Watt's employment will be reduced from three years to two years and the initial terms of Mr. Gaines and Dr. David will be reduced from three years to one year. The initial term of Mr. Smith's employment is two years and such term is not subject to reduction in the event we do not close the acquisition of GEC Common Stock.

      In addition to his base salary, Messrs. Watt, Gaines and Dr. David are eligible for a targeted annual bonus equal to 100% (40% in the case of Mr. Smith) of such officer's then applicable base salary, as determined by our board of directors or committee thereof, based on such officer's performance and achievement of quantitative and qualitative criteria set by our board, as adjusted from year to year. Each of the above named officers is further eligible under his employment agreement to participate, subject to any eligibility, co-payment and waiting period requirements, in all employee health and/or benefit plans offered or made available to our senior officers. The employment agreements with Mr. Gaines and Dr. David provide for them to receive an additional bonus, in the amount of $250,000 and $150,000 respectively, if we successfully complete the proposed acquisition of GEC Common Stock. Additionally, Mr. Gaines and Dr. David shall each receive a transaction bonus equal to 0.9% and 0.6% respectively, of the purchase price paid by the Company in any future acquisition(s).

      Upon termination of an officer without "cause", upon his resignation for "good reason", or upon his termination following a "change of control" (each as defined in the Employment Agreements) such officer will be entitled to receive from us a severance payment equal to: (i) in the case of Messrs Watt and Gaines, two and ninety nine one-hundredths times (2.99X) his then current base salary plus his then targeted annual bonus of not less than 100% of such base salary, in the case of Dr. David, to twenty four (24) months of his then current base salary plus pro rata bonus and fringe benefits otherwise due at time of termination, and in the case of Mr. Smith, to twelve (12) months of his then current base salary plus pro rata bonus and fringe benefits otherwise due at termination. Each such officer shall also be entitled to any unpaid bonus from the preceding year of employment, and any Restricted Stock granted to him shall immediately vest and all other stock options or grants, if any, made to him pursuant to any incentive or benefit plans then in effect shall vest and be exercisable, as applicable, in accordance with the terms of any such plans or agreements.

      We have agreed to pay Messrs. Watt, Gaines and Dr. David an additional gross-up amount equal to all Federal, state or local taxes that may be imposed upon them by reason of the severance payments. We have also agreed to pay Messrs. Watt and Smith a gross-up amount with respect to their respective relocation expenses.

      Each of the officers named above have agreed that, during the respective term of his employment and for a one-year period after his termination (other than termination by him for good reason or by us without cause), not to engage, directly or indirectly, as an owner, employee, consultant or otherwise, in any business engaged in the exploration, drilling or production of natural gas or oil within any one (1) mile radius from any property that we then have an ownership, leasehold or participation interest. Each officer is further prohibited during the above time period from soliciting or inducing, directly or indirectly, any of our then-current employees or customers, or any customers of ours during the one year preceding the termination of his employment.

Restricted Stock Agreements:

      Pursuant to the Restricted Stock Agreements, we have granted restricted stock awards to each of the four officers named above, as follows:

            o 3,000,000 shares of our common stock to each of Messrs. Watt and Gaines, which vest equally as to one-third of the shares over a three year period commencing at the grant date in the case of Mr. Gaines, and on the first year anniversary thereof in the case of Mr. Watt;

            o 1,000,000 shares of our common stock to Dr. David, which fully vest as of the grant date; and

            o 75,000 shares of our common stock to Mr. Smith, which vest equally as to one-third of the shares over a two year period commencing at the grant date.

      As provided in the Restricted Stock Agreements, we retain a right of first refusal to acquire any of the shares awarded to these four officers at a per share price equal to the difference between (x) any bona fide third party offer and (y) the closing price for our common stock on the grant date. With the exception of Mr. Smith, we have also agreed to pay each executive officer named above an additional gross-up amount equal to all Federal, state or local taxes imposed upon him by reason of the restricted stock awards. In the event we do not complete the acquisition of GEC Common Stock on or prior to June 30, 2007, then all shares granted to Messrs. Watt, Gaines and to Dr. David, will be cancelled and null and void.

The following sets forth certain biographical information regarding our new senior vice president and chief financial officer:

      Frank T. Smith, Jr., age 60. Mr. Smith has more than 25 years of experience in corporate finance and commercial banking, with significant experience within the energy sector. From 2004 through 2006, Mr. Smith served as Senior Vice President - Finance, and Corporate Secretary of Remington Oil and Gas Corp. From 1997 through 2004, Mr. Smith served as Executive Vice President and Manager of Energy Lending at Bank of Texas. From 1991 through 1997, Mr. Smith served as director in the energy and utilities division of the First National Bank of Boston. Immediately prior to joining Dune, he served as President, Chief Financial Officer and Corporate Secretary of Sonoran Energy, Inc. (OTC: SNRN.OB). Mr. Smith holds an MBA in Corporate Finance & Banking from the Wharton School, University of Pennsylvania and earned a B.S. Education from the University of Delaware.



Item 8.01 Other Events.

      On April 12, 2007, our board of directors approved the grant of five-year stock options (the "Options") to two individuals unaffiliated with the Company, to purchase up to an aggregate of 500,000 shares of our Common Stock, at an exercise price of $1.87 (the closing share price on such date). The Options are subject to vesting and may not be exercised unless we successfully complete the proposed acquisition of GEC Common Stock. Holders of the Options were granted certain piggy-back registration rights. A form of agreement with respect to the Options is filed as Exhibit 99.12 hereto.

Item 9.01 Financial Statements and Exhibits

  Exhibit              Name of Document
  -------              ----------------
  Exhibit 99.1         Stock Purchase and Sale Agreement dated effective April 13, 2007 between the Company and
                       Goldking Energy Holdings, L.P.

  Exhibit 99.2         Form of Registration Rights Agreement

  Exhibit 99.3         Amended and Restated Credit Agreement, dated effective as of April 13, 2007, among the
                       Company, Jefferies Funding LLC, as administrative agent, and the lenders named therein and party thereto

  Exhibit 99.4         Employment Agreement, dated April 17, 2007, between the Company and James A. Watt

  Exhibit 99.5         Employment Agreement, dated April 17, 2007, between the Company and Alan Gaines

  Exhibit 99.6         Employment Agreement, dated April 17, 2007, between the Company and Amiel David

  Exhibit 99.7         Employment Agreement, dated April 17, 2007, between the Company and Frank T. Smith, Jr.

  Exhibit 99.8         Restricted Stock Agreement, dated April 17, 2007, between the Company and James A. Watt

  Exhibit 99.9         Restricted Stock Agreement, dated April 17, 2007, between the Company and Alan Gaines

  Exhibit 99.10        Restricted Stock Agreement, dated April 17, 2007, between the Company and Amiel David

  Exhibit 99.11        Restricted Stock Agreement, dated April 17, 2007, between the Company and Frank T. Smith,
                       Jr.

  Exhibit 99.12        Form of Option Agreement

  Exhibit 99.13        Press Release Announcing Executive Hirings

  Exhibit 99.14        Press Release Announcing Entry into Stock Purchase Agreement

  Exhibit 99.15        Press Release Announcing New Directors

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 18, 2007                        DUNE ENERGY, INC.


                                              By: /s/ James A. Watt
                                                  ------------------------------
                                                  Name: James A. Watt
                                                  Title: Chief Executive Officer

                                  Exhibit Index

  Exhibit              Name of Document
  -------              ----------------
  Exhibit 99.1         Stock Purchase and Sale Agreement dated effective April 13, 2007 between the Company and
                       Goldking Energy Holdings, L.P.

  Exhibit 99.2         Form of Registration Rights Agreement

  Exhibit 99.3         Amended and Restated Credit Agreement, dated effective as of April 13, 2007, among the
                       Company, Jefferies Funding LLC, as administrative agent, and the lenders named therein and party thereto

  Exhibit 99.4         Employment Agreement, dated April 17, 2007, between the Company and James A. Watt

  Exhibit 99.5         Employment Agreement, dated April 17, 2007, between the Company and Alan Gaines

  Exhibit 99.6         Employment Agreement, dated April 17, 2007, between the Company and Amiel David

  Exhibit 99.7         Employment Agreement, dated April 17, 2007, between the Company and Frank T. Smith, Jr.

  Exhibit 99.8         Restricted Stock Agreement, dated April 17, 2007, between the Company and James A. Watt

  Exhibit 99.9         Restricted Stock Agreement, dated April 17, 2007, between the Company and Alan Gaines

  Exhibit 99.10        Restricted Stock Agreement, dated April 17, 2007, between the Company and Amiel David

  Exhibit 99.11        Restricted Stock Agreement, dated April 17, 2007, between the Company and Frank T. Smith,
                       Jr.

  Exhibit 99.12        Form of Option Agreement

  Exhibit 99.13        Press Release Announcing Executive Hirings

  Exhibit 99.14        Press Release Announcing Entry into Stock Purchase Agreement

  Exhibit 99.15        Press Release Announcing New Directors